FIRST AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT (the “Amendment”), by and between Broadstone Net Lease, Inc., a Maryland corporation (the “REIT”), Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Company”), and the Operating Company’s subsidiary, Broadstone Employee Sub, LLC, a New York limited liability company (“REIT Operator” and, together with the REIT and the Operating Company, the “Company”), and Ryan M. Albano (“Executive”) is dated as of January 10, 2023 and effective as of February 28, 2023. Capitalized terms used but not defined herein will have the meaning set forth in the Employment Agreement (as defined below).

WHEREAS, Executive and the Company entered into that certain Amended and Restated Employment Agreement, dated as of the Effective Date (as defined therein) (the “Employment Agreement”); and

WHEREAS, Executive and the Company now wish to amend the Employment Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Section 1(b). The first sentence of Section 1(b) is amended and restated, as follows:

The term of employment under this Agreement will commence on the date of the Closing (as defined in that certain Agreement and Plan of Merger between the REIT, the Operating Company, Broadstone Real estate, LLC, a New York limited liability company, and the other parties thereto, dated as of November 11, 2019) (the “Effective Date”) and continue through December 31, 2026 (the “Term” or “Term of Employment”), unless the Agreement is terminated sooner in accordance with Section 4 hereof.

2.
Section 2. The first sentence of Section 2(a) is amended and restated as follows:

(a) During the Term of Employment, Executive will be employed by the REIT Operator and will serve as the President and Chief Operating Officer of the REIT, reporting directly to the Chief Executive Officer of the REIT.

3.
Section 3(a). The first sentence of Section 3(a) is amended and restated as follows:

During the Term of Employment, Executive will be entitled to receive an annualized base salary (the “Base Salary”) of not less than $500,000.

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4.
Section 3(b)(ii).
a.
The third sentence of Section 3(b)(ii) is amended and restated as follows:

Without limiting the foregoing, the target grant date fair value of Executive’s annual long-term incentive award with respect to calendar year 2023 shall be $1,500,000 (“Target LTIP Value”).

b.
References to the “2020 Time-Based Award” and “2020 Performance-Based Award” are amended to refer to the “2023 Time-Based Award” and “2023 Performance-Based Award,” respectively.
5.
Except as expressly amended hereby, the Employment Agreement will remain in full force and effect in accordance with its original terms.
6.
This Amendment may be executed by .pdf or electronic signatures in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

BROADSTONE NET LEASE, INC.

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.

Its: Managing Member

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

BROADSTONE EMPLOYEE SUB, LLC

By: Broadstone Net Lease, LLC

Its: Manager

By: Broadstone Net Lease, Inc.

Its: Managing Member

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

EXECUTIVE

/s/ Ryan M. Albano

Ryan M. Albano

[Signature Page to First Amendment to Employment Agreement]